UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2024

Siebert Financial Corp.

(Exact name of registrant as specified in its charter)

New York	0-5703	11-1796714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

653 Collins Avenue, Miami Beach, FL	33139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 385-1861

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	SIEB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The information required by this Item 1.01 is included in Item 2.03 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 15, 2024, Siebert Financial Corp. (the “Company”) entered into a Loan and Security Agreement (the “Credit Agreement”) with East West Bank (the “Lender”), a California banking corporation, dated as of July 29, 2024. The Credit Agreement provides for a revolving credit facility of up to $20,000,000. The initial term of the Credit Agreement is two years. The Company may use any borrowings under the Credit Agreement for acquisitions, stock buybacks, and for general corporate purposes in an amount not to exceed $10,000,000. Obligations under the Credit Agreement shall be guaranteed by John J. Gebbia, the Company’s Chief Executive Officer, Gloria E. Gebbia, a Director of the Company, and John J. Gebbia and Gloria E. Gebbia, as co-trustees of the John and Gloria Living Trust.

 Borrowings under the Credit Agreement will bear interest on the outstanding daily balance at a rate of interest per annum equal to the greater of: (a) the one month Term Secured Overnight Financing Rate, as administered by CME Group Benchmark Administration plus 3.15% and (b) 7.50%. The origination fee is equal to one half of one percent (0.50%) of the $20,000,000 revolver cap. The Credit Agreement contains customary affirmative covenants and negative covenants and requires the Company to maintain a minimum debt service coverage ratio of not less than 1.35:1.00 and minimum net capital of $43,000,000.

Forward-Looking Statements

For purposes of this Current Report on Form 8-K (“Report”), the terms “Siebert,” “Company,” “we,” “us” and “our” refer to Siebert Financial Corp., its wholly-owned and majority-owned subsidiaries collectively, unless the context otherwise requires.

The statements contained throughout this Report, that are not historical facts, including statements about our beliefs and expectations, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may appear throughout this Report. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar words or expressions. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements, which reflect our beliefs, objectives, and expectations as of the date hereof, are based on the best judgment of management. All forward-looking statements speak only as of the date on which they are made. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including the following: economic, social and political conditions, global economic downturns resulting from extraordinary events; securities industry risks; interest rate risks; liquidity risks; credit risk with clients and counterparties; risk of liability for errors in clearing functions; systemic risk; systems failures, delays and capacity constraints; network security risks; competition; reliance on external service providers; new laws and regulations affecting our business; net capital requirements; extensive regulation, regulatory uncertainties and legal matters; interest rate risk, new technology initiatives, and failure to maintain relationships with employees, customers, business partners or governmental entities; the inability to achieve synergies or to implement integration plans; and other consequences associated with risks and uncertainties detailed in Part I, Item 1A – “Risk Factors” of the Company’s Annual and Quarterly Reports on Form 10-K for the year-ended December 31, 2023 and Form 10-Q for the quarter ended June 30, 2024, respectively, as well as in our filings with the Securities and Exchange Commission (“SEC”).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this Report:

Exhibit Number	Description
10.44	East West Loan and Security Agreement, dated July 29, 2024
10.45	East West Revolver Note Agreement, dated July 29, 2024
10.46	Continuing Guaranty, dated July 29, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 20, 2024	SIEBERT FINANCIAL CORP.

	By	/s/ Andrew H. Reich
Andrew H. Reich Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Secretary (Principal financial and accounting officer)

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